October 18, 1996



Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

     We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

                                     Very truly yours,



                                     /s/Kathleen S. Morris
                                     Kathleen S. Morris

KSM:rs
Enclosure





          SECURITIES AND EXCHANGE COMMISSION

               Washington, D. C.  20549





                       FORM 8-K


                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   October 2, 1996


                 INDIANA ENERGY, INC.
 (Exact name of registrant as specified in its charter)


         INDIANA                      1-9091            35-1654378
(State or other jurisdiction   (Commission File No.)    (IRS Employer
of incorporation)                                       Identification Number)



       1630 North Meridian Street, Indianapolis, Indiana  46202
         (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (317) 926-3351



Item 5.    Other Events

       The purpose of this 8-K is to update disclosure with respect to environmental costs incurred and expected to be incurred by Indiana Gas
       Company, Inc. ("Indiana Gas"), a wholly-owned subsidiary of Indiana Energy, Inc. with respect to certain manufactured gas plant and storage facility sites for, among other matters, the granting of certain summary judgment motions filed by defendant insurance carriers in the insurance coverage litigation pending in federal district court.

       In the past, Indiana Gas and others, including former affiliates, and/or previous landowners, operated facilities for the manufacturing of gas and storage of manufactured gas. These facilities are no longer in operation and have not been operated for many years. In the manufacture and storage of such gas, various byproducts were produced, some of which may still be present at the sites where these manufactured gas plants and storage facilities were located. Management believes, and the IURC has found that, those operations were conducted in accordance with the then-applicable industry standards. However, under currently applicable environmental laws and regulations, Indiana
       Gas, and the others, may now be required to take remedial action if certain byproducts are found above a regulatory threshold at these sites.

       Indiana Gas has identified the existence, location and certain general characteristics of 26 gas manufacturing and storage sites. Removal activities have been conducted at two sites and a remedial investigation/feasibility study
       (RI/FS) is nearing completion at one of the sites under an agreed order between Indiana Gas and the Indiana Department of Environmental
       Management. Indiana Gas and others are
       assessing, on a site-by-site basis, whether any of the remaining 24 sites require remediation, to what extent it is required and the estimated cost. Preliminary assessments (PAs) have been completed on all but one of the sites. Site investigations (SIs) have been completed at 20 sites and supplemental site investigations
       (SSIs) have been conducted at 15 sites. Based upon the site work completed to date, Indiana
       Gas believes that a level of contamination that may require some level of remedial activity may be present at a number of the 24 sites.
       Although, Indiana Gas has not begun an RI/FS at additional sites, Indiana Gas is currently conducting groundwater monitoring at certain sites where deemed appropriate and will continue its evaluation of many of the sites.

       Based upon the work performed to date, Indiana
       Gas has accrued remediation and related costs for the two sites where remedial activities are taking place. PA/SI, SSI and groundwater monitoring costs have been accrued for the remaining sites where appropriate. Estimated
       RI/FS costs and the costs of certain remedial actions that may likely be required have also been accrued. Costs associated with environmental remedial activities are accrued when such costs are probable and reasonably estimable. Indiana Gas does not believe it can provide an estimate of the reasonably possible total remediation costs for any site prior to completion of an RI/FS and the development of some sense of the timing for implementation of the potential remedial alternatives, to the extent such remediation is required.
       Accordingly, the total costs which may be incurred in connection with the remediation of all sites, to the extent remediation is necessary, cannot be determined at this time.

       Indiana Gas has been pursuing recovery from three separate sources for the costs it has incurred and expects to incur relating to the 26 sites. Those sources are insurance carriers, potentially responsible parties
       (PRPs) and recovery through rates from retail gas customers.

       On April 14, 1995, Indiana Gas filed suit in the United States District Court for the
       Northern District of Indiana, Fort Wayne
       Division, against a number of insurance
       carriers for payment of claims for
       investigation and clean-up costs already incurred, as well as for a determination that the carriers are obligated to pay these costs in the future. On October 2, 1996, the Court granted several motions filed by defendant insurance carriers for summary judgment on a number of issues relating to the insurers' obligations to Indiana Gas under insurance policies issued by these carriers. For example, the Court held that because the placement of residuals on the ground at the sites was done intentionally, there was no "fortuitous accident" and therefore no
       "occurrence" subject to coverage under the relevant policies. The Court also ruled adversely to Indiana Gas with respect to, among other issues, applicability of the pollution exclusion in policies containing this exclusion, the application of an injury-in-fact trigger under the policies at issue and the existence of a justiciable controversy with respect to sites for which no claim has been asserted against Indiana Gas. Since the management of Indiana Gas believes that a number of these rulings are contrary to Indiana law, it intends to appeal all adverse rulings to the United States Court of Appeals for the Seventh Circuit. However, if these rulings are not reversed on appeal, they would effectively eliminate coverage under most of the policies at issue. There can be no assurance as to whether Indiana Gas will prevail on this appeal. As of September 30, 1996, Indiana Gas has obtained cash settlements from some insurance carriers in an aggregate amount in excess of $13.5 million.

       Indiana Gas has also completed the process of identifying PRPs for each site. PRPs include two financially viable utilities, PSI Energy, Inc. (PSI) and Northern Indiana Public Service
       Company (NIPSCO). PSI has been identified as a PRP at 19 of the sites. Indiana Gas has been negotiating with PSI to determine PSI's share of responsibility, although no agreement has been reached between the parties. With the help of outside counsel, Indiana Gas has prepared estimates of PSI's and other PRP's share of environmental liabilities which may exist at each of the sites based on equitable principles derived from case law or applied by parties in achieving settlements. NIPSCO has been identified as an additional PRP at five of these 19 sites. On September 27, 1995, Indiana
       Gas reached an agreement with NIPSCO which provides for coordination of efforts and sharing of investigation and clean-up costs incurred and to be incurred at the five sites in which they both have an interest. The cost sharing estimates of PSI and other PRPs, and the NIPSCO agreement, have been utilized by Indiana Gas to record a receivable from PRPs for their share of the liability for work performed by Indiana Gas to date, as well as to accrue Indiana Gas' proportionate share of the estimated cost related to work not yet performed. The outstanding receivable from
       PRPs of $1.5 million will be reflected in Accounts Receivable on the Consolidated Balance
       Sheet at September 30, 1996.

       In January 1992, Indiana Gas filed a petition with the IURC seeking regulatory authority for, among other matters, recovery through rates of all costs Indiana Gas incurs in complying with federal, state and local environmental regulations in connection with past gas manufacturing activities. On May 3, 1995, the
       IURC concluded that the costs incurred by Indiana Gas to investigate and, if necessary, clean-up former manufactured gas plant sites are not utility operating expenses necessary for the provision of utility service and, therefore, are not recoverable as operating expenses from utility customers. The decision was contrary to rulings in other states where utility regulatory commissions have issued orders on the subject. The precedent cited by the IURC was a ruling related to a cancelled nuclear power plant which, unlike manufactured gas plants, never provided service to the public. Management believes applying the nuclear power plant decision to Indiana Gas' case was an incorrect application of the law and has appealed the decision to the Indiana
       Court of Appeals. The Commission did indicate that during Indiana Gas' next rate case it would be appropriate to quantify the effect of the investigation and clean-up activities as part of the business risk to be considered by the Commission in establishing the allowed overall rate of return.

       Indiana Gas has recorded in aggregate $14.5
       million for its share of environmental costs as
       of September 30, 1996.   Presently, these
       environmental costs have had no material impact on Indiana Gas' earnings.

       The impact on Indiana Gas' financial position and results of operations of complying with federal, state and local environmental regulations related to former manufactured gas plant sites is contingent upon several uncertainties. These include the costs of any compliance activities which may occur and the timing of the actions taken, the impact of joint and several liability upon the magnitude of the contingency, the outcome of proceedings which challenge the IURC ruling on recovery of costs from customers, as well as the outcome of the appeal of the summary judgment rulings issued in favor of the insurers in the insurance litigation described above. Although
       Indiana Gas will endeavor to manage the
       manufactured gas plant remediation program so that any amounts received will be sufficient to fund environmental costs, there can be no assurance that in the future, environmental costs will not exceed related recoveries.


                      SIGNATURES

   Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated October 18, 1996          /s/Niel C. Ellerbrook
                                Niel C. Ellerbrook
                                Vice President and Treasurer
                                and Chief Financial Officer



Dated October 18, 1996          /s/Jerome A. Benkert
                                Jerome A. Benkert
                                Controller